UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025 (February 04, 2025)

Moelis & Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36418	46-4500216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 4th Floor
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 883-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2025, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Moelis & Company (the “Company”) approved a retention grant of profits interest limited partnership units in Moelis & Company Group Employee Holdings LP (the “Retention Award,” and the profits interest limited partnership units subject to the Retention Award, the “Retention LP Units”) equal to $25,000,000 to Ken Moelis, the Company’s Chairman and Chief Executive Officer.

The Compensation Committee determined to grant the Retention Award to Mr. Moelis to maintain continuity and stability in the Company’s leadership in the coming years. Among the factors considered, the Compensation Committee took into account Mr. Moelis’ success in driving the disciplined execution of our strategy resulting in long-term shareholder value creation.

The Retention Award will vest 100% on February 13, 2029 (i.e., four-year cliff vesting) subject to Mr. Moelis’ continued employment with the Company and with certain limited exceptions. The Retention Award is not retirement eligible. In addition, Mr. Moelis will not be permitted to sell any portion of the Retention LP Units until the twelve-month anniversary of the vesting date. The Retention LP Units are not part of Mr. Moelis’ annual 2024 compensation.

The Retention Award will be granted on February 13, 2025, and the number of Retention LP Units subject to the Retention Award will be determined by dividing the dollar value of the Retention Award by the average share price of the Company’s Class A common stock calculated as of the five-day trading period from February 6, 2025 through February 12, 2025. 1

This summary of the Retention Award is qualified in its entirety by reference to the Retention Award agreement (a copy of which is attached hereto as Exhibit 10.1) and to the Moelis & Company 2024 Omnibus Incentive Plan (which is attached as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2024).

[1]

This is the same method used to calculate the specific number of equity awards granted to our named executive officers and other employees in February 2025 in respect of their 2024 annual compensation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Moelis & Company Group Employee Holdings LP Retention Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

Date: February 10, 2025	By:	/s/ Osamu Watanabe
	Name:	Osamu Watanabe
	Title:	General Counsel and Secretary